Exhibit 4.1

                     Certificate of Designation of Series K
                           Convertible Preferred Stock
                                       of
                            nStor Technologies, Inc.

It is certified that:

        A. The name of the company is nStor Technologies, Inc., a Delaware corporation (hereinafter the "Company").

        B. The certificate of incorporation of the Company, as amended, authorizes the issuance of one million (1,000,000) shares of Preferred Stock, $.01 par value per share, and expressly vests in the Board of Directors of the Company the authority provided therein to issue all of said shares in one or more series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

        C. The Board of Directors of the Company, pursuant to the authority expressly vested in it, has adopted the following resolutions creating a class of Series K Convertible Preferred Stock:

        RESOLVED, that a portion of the one million (1,000,000) authorized shares of Preferred Stock of the Company shall be designated as a separate series possessing the rights and preferences set forth below:

        1. Designation and Amount. The shares of such series shall have a par value of $.01 per share and shall be designated as Series K Convertible Preferred Stock (the "Series K Preferred Stock") and the number of shares constituting the Series K Preferred Stock shall be Fourteen Thousand (14,000). The Company may issue fractional shares of Series K Preferred Stock. Each whole share of Series K Preferred Stock shall have a stated value of One Thousand Dollars ($1,000) (the "Stated Value").

        2. Dividends. The holders of the outstanding shares of Series K Preferred Stock shall not be entitled to receive dividends with respect to their shares of Series K Preferred Stock.

        3.  Liquidation, Dissolution or Winding Up.

               (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution may be made with respect to the Common Stock or any other capital stock of the Company outstanding on the date hereof, each share of Series K Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount equal to the Stated Value (collectively, the "Liquidation Amount"). Notwithstanding the foregoing, the Liquidation Amount may not be paid to the Series K Preferred Stock until the payment in full of the liquidation amount with respect to the Company's Series H Convertible Preferred Stock (the "Series H Stock") as provided in the Certificate of Designation for the Series H Stock.


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               (b) If the assets of the Company  available for  distribution  to its shareholders shall be insufficient to pay the holders of shares of Series K Preferred Stock and all other outstanding shares of Preferred Stock (the "Other Preferred Stock") the full amount of the Liquidation Amount to which they shall be entitled, then the assets and funds of the Company legally available for distribution to the holders of Series K Preferred Stock and the Other Preferred Stock shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Amount payable on each such share bears to the aggregate Liquidation Amount payable on all such shares. If the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of Series K Preferred Stock and the Other Preferred Stock, the full amount of the Liquidation Amount to which they shall be entitled, then no dividend or distribution shall be paid with respect to the Common Stock then outstanding.

               (c) After the payment of the Liquidation Amount shall have been made in full to the holders of the Series K Preferred Stock or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Series K Preferred Stock so as to be available for such payments, the holders of the Series K Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company legally available for distribution to its shareholders shall be distributed among the holders of other classes of securities of the Company in accordance with their respective terms.

               (d) The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purpose hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the merger or consolidation of the Company with and into any other entity nor the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed a liquidation, dissolution or winding up of the Company.

        4. Voting Power. Except as otherwise expressly provided in Section 7 hereof, or as required by law, each holder of Series K Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of shares of Common Stock into which such holder's shares of Series K Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series K Preferred Stock and Common Stock shall vote together as a single class on all matters. The holders of the Common Stock shall not take any action by written consent without the prior written consent of the holders of a majority of the Series K Preferred Stock.

        5. Conversion  of the Series K Preferred  Stock.  The shares of Series K
Preferred  Stock shall  be  converted  into   shares  of  fully  paid  and  non-
assessable   Common  Stock  (the "Conversion Shares") as follows:

               (a) Conversion Date. The Series K Preferred Stock shall be converted (in the amount set forth below) into the Conversion Shares without further action on the part of the holder of such Series K Preferred Stock effective immediately upon approval by the shareholders of the Company of (i) an increase in the authorized number of shares of Common Stock in a sufficient number to permit the issuance of the Conversion Shares, and (ii) the issuance of the Conversion Shares upon conversion of the Series K Preferred Stock (the date of the meeting of the shareholders of the Company at which such approval is obtained is the "Conversion Date").


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               (b) Conversion Rate. On the Conversion Date, each share of Series
K Preferred Stock will, without the payment of additional consideration, be converted into that number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the Stated Value of such share of Series K Preferred Stock by (ii) $0.23.

               (c) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time prior to the Conversion Date there shall be a capital reorganization of the Common Stock or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, or any transaction or series of related transactions in which more than fifty percent (50%) of the outstanding voting securities of the Company (on an as converted basis) are sold or assigned (any of which events is herein referred to as a "Reorganization"), then as a part of such Reorganization, provision shall be made so that the holders of the Series K Preferred Stock shall thereafter be entitled to receive upon conversion of the Series K Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series K Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series K Preferred Stock after the Reorganization, to the end that the provisions of this Section 5 (including adjustment of the number of shares issuable upon conversion of the Series K Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

               (d) Issuance of Certificates for Conversion Shares.  Within three
(3) business days following the Conversion Date, the Company will transmit, or instruct its transfer agent to transmit, the certificates representing the Conversion Shares to the holder thereof via express courier, by electronic transfer or otherwise.

               (e) Lost or Stolen Certificates. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any Series K Preferred Stock certificate(s), and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon the cancellation of the Series K Preferred Stock certificate(s), if mutilated, the Company shall execute and deliver new certificates for Series K Preferred Stock of like tenure and date.


               (f) Fractional Shares. The Company may, if it so elects, issue fractional shares of Common Stock upon the conversion of shares of Series K Preferred Stock. If the Company does not elect to issue fractional shares, the Company shall pay to the holder of the shares of Series K Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) as of the close of business on the Conversion Date. The determination as to whether any fractional shares are issuable shall be based upon the total number of shares of Series K Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series K Preferred Stock being converted.


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        6. No  Reissuance  of Series K Preferred  Stock.  Any share or shares of
Series K Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be cancelled, shall return to the status of authorized but unissued preferred stock of no designated series, and shall not be reissuable by the Company as Series K Preferred Stock.

        7. Restrictions and Limitations.

               (a) Corporate Securities Action. Except as expressly provided herein or as required by law, so long as any shares of Series K Preferred Stock remain outstanding, the Company shall not, and shall not permit any subsidiary (which shall mean any corporation, association or other business entity for which the Company and/or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares, or more than 50% of the combined voting power of the outstanding voting shares, of such corporation or trust), without the approval by vote or written consent by the holders of at least a majority of the then outstanding shares of Series K Preferred Stock, voting as a separate class, to take any action, or fail to take any action, which would adversely affect the rights of the holders of Series K Preferred Stock.

               (b) Amendments to Charter. Without limiting the generality of the preceding paragraph and except as otherwise provided in Section 7(c) below, the Company shall not amend its certificate of incorporation without the approval by the holders of at least a majority of the then outstanding shares of Series K Preferred Stock if such amendment would:

                      (i) reduce the amount payable to the holders of Series K Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the seniority of the liquidation preferences of the holders of Series K Preferred Stock relative to the seniority rights as to liquidation preferences of the holders of all other series of preferred stock outstanding on the date hereof;

                      (ii) cancel or modify the conversion rights of the holders of Series K Preferred Stock provided for in Section 5 herein; or

                    (iii) cancel or modify the rights of the holders of the Series K Preferred Stock provided for in this Section 7.

               (c) Notwithstanding any provision herein to the contrary, nothing in this Certificate of Designation shall prevent the Company from issuing additional series of preferred stock after the date hereof with dividend, liquidation or redemption rights senior to those of the Series K Preferred Stock.


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        8. No  Dilution  or  Impairment.  The Company  shall not,  by  amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series K Preferred Stock set forth herein, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series K Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company shall not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all of the terms of the Series K Preferred Stock set forth herein.

        9.     Notices of Record Date.  In the event of:

               (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

               (b)   any   capital    reorganization   of   the   Company,   any
reclassification or recapitalization of the capital stock of the Company, any merger of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

               (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company,

then,  and in each such  event the  Company  shall mail or cause to be mailed to each holder of Series K  Preferred  Stock a notice  specifying:  (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right; and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective; and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten (10) business days prior to the date specified in such notice on which such action is to be taken.

                                            Signed on November 19, 2001:

                                            /s/ Jack Jaiven
                                            ---------------------------
                                            Jack Jaiven, Vice President